UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

InnerWorkings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4469346
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Chicago, Illinois Suite 850	60610
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates: 333-133950

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share (Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.0001 per share (“Common Stock”), of InnerWorkings, Inc., a Delaware corporation (“InnerWorkings”), is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus which constitutes part of InnerWorkings’ Registration Statement on Form S-1 (No. 333-133950), initially filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2006, and amended by Amendment No. 1 to the Registration Statement, filed with the Commission on June 19, 2006, Amendment No. 2 to the Registration Statement, filed with the Commission on July 7, 2006, Amendment No. 3 to the Registration Statement, filed with the Commission on July 19, 2006, Amendment No. 4 to the Registration Statement, filed with the Commission on July 27, 2006, and Amendment No. 5 to the Registration Statement, filed with the Commission on August 8, 2006, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description

3.2*	Form of Second Amended and Restated Certificate of Incorporation.

3.4*	Form of Amended and Restated By-Laws.

4.1*	Specimen Common Stock Certificate.

4.2*	Investor Rights Agreement effective as of January 3, 2006 by and among InnerWorkings, Inc. and certain investors set forth therein.

4.3*	Form of Recapitalization Agreement.

*	Filed as equivalent exhibit number to InnerWorkings’ Registration Statement on Form S-1 (333-133950), as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNERWORKINGS, INC.

Date: August 9, 2006	By:	/s/ Nicholas J. Galassi
		Name: Title:	Nicholas J. Galassi Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2*	Form of Second Amended and Restated Certificate of Incorporation.

3.4*	Form of Amended and Restated By-Laws.

4.1*	Specimen Common Stock Certificate.

4.2*	Investor Rights Agreement effective as of January 3, 2006 by and among InnerWorkings, Inc. and certain investors set forth therein.

4.3*	Form of Recapitalization Agreement.

*	Filed as equivalent exhibit number to InnerWorkings’ Registration Statement on Form S-1 (333-133950), as amended, and incorporated herein by reference.